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                                                                    EXHIBIT 5.1

                 [LETTERHEAD OF BINGHAM DANA LLP APPEARS HERE]

                               December 12, 1997

Kopin Corporation
  695 Myles Standish Blvd.
Taunton, MA 02412

Dear Ladies and Gentlemen:

  We have acted as counsel for Kopin Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,000,000 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), 1,000,000 shares to be sold by certain selling shareholders (the "Outstanding Shares"), and 1,000,000 shares to be sold by the Company (the "New Shares," and referred to hereinafter together with the Outstanding Shares as the "Firm Shares") and an additional 259,500 shares which may be offered by the Company and an additional 40,500 shares, which may be offered by certain selling stockholders in order to cover over-allotments, if any, (the "Over-allotment Shares"), pursuant to a Registration Statement on Form S-3 (as amended, the "Registration Statement"), initially filed with the Securities Exchange Commission on December 12, 1997.

  We have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In connection with the issuance of the Outstanding Shares, we have examined and relied upon a certificate of the Treasurer of the Company. In our examinations, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

  We have also assumed that an Underwriting Agreement substantially in the form of Exhibit 1.1 to the Registration Statement, by and among the Company and the underwriters named therein (the "Underwriting Agreement"), will have been duly executed and delivered pursuant to the authorizing resolutions of the Board of Directors of the Company and that the Firm Shares and Over-allotment Shares will be sold and transferred only upon the payment therefor as provided in the Underwriting Agreement and with respect to Over-allotment Shares subject to options, that the exercise price therefor will have been paid to the Company pursuant to the terms of the options and the Company's stock option plan. We have further assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.
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Kopin Corporation
December 12, 1997
Page 2

  This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware.

  Based upon and subject to the foregoing, we are of the opinion that the New Shares and the Over-allotment Shares have been duly authorized, the Outstanding Shares were duly authorized and are validly issued and are fully-paid and non-assessable, and the New Shares and Over-allotment Shares, when delivered and paid for in accordance with the provisions of the Underwriting Agreement and the option agreements and the Company's stock option plan, as applicable, will be validly issued, fully-paid and non-assessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement.

                                          Very truly yours,

                                          BINGHAM DANA LLP